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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                January 14, 2005


                          EASYLINK SERVICES CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      000-26371               13-3787073
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                       N/A
                                       ---
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 (Entry into a Material Definitive Agreement), 5.02(d) (Election of new
           director)

EasyLink Services Corporation today announced that the board of directors of EasyLink Services Corporation (the "Company") has elected John Petrillo as a member of its board of directors. The board of directors of the Company has determined that Mr. Petrillo is an independent director as defined in Rule 4200(a)(15) under the rules of the Nasdaq.

There is no arrangement or understanding between Mr. Petrillo and any other persons pursuant to which Mr. Petrillo was selected as a director.

At the time of this disclosure, the board of directors has made no determination as to whether Mr. Petrillo will be named to a committee of the board of directors.

There is no transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Petrillo had, or will have, a direct or indirect material interest.

In connection with Mr. Petrillo's appointment as a director, on January 14, 2005 the Board of Directors granted Mr. Petrillo options to purchase 20,000 shares of the Company's Class A common stock, par value $0.01 per share. The exercise price of the options is $1.33 per share, the closing price of the Company's Class A common stock on the Nasdaq stock market on the date of grant. The options vest 25% on the first anniversary of the date of grant and then 1/12th (8.33%) quarterly thereafter. If a change of control occurs and Mr. Petrillo does not continue to serve as a director of the surviving corporation or its parent entity, then the portion of the options that would have vested in that vesting year (25%) will vest immediately upon the change of control.

As a director of the Company, Mr. Petrillo has also received an annual retainer fee in the amount of $10,000 and is entitled to receive $1,000 for each board meeting that he attends, $750 for each committee meeting that he attends and $500 for each telephonic board or committee meeting in which he participates. If Mr. Petrillo serves as the Chair of a committee, he will also be entitled to receive a $3,000 annual fee. He will also be entitled to an annual grant of options to purchase 5,000 shares of the Company's Class A common stock awarded pursuant to the terms of the Company's stock option plans.

On January 19, 2005, Mr. Petrillo and the Company also entered into the Company's standard form of indemnification agreement for directors and officers. Under this agreement, the Company has agreed to indemnify Mr. Petrillo for expenses, judgments, fines and amounts paid in settlement in connection with third party proceedings and proceedings by or in the right of the Company.

The form of letter delivered to Mr. Petrillo regarding his appointment and compensation as a director, the Company's form of option agreement governing Mr. Petrillo's options and the Company's form of indemnification agreement for directors and officers entered into with Mr. Petrillo are attached hereto or incorporated by reference as an exhibit herein as Exhibits 99.1, 99.2 and 99.3, respectively, and these exhibits are incorporated herein by reference. The foregoing summary of the terms of the options granted to, and the indemnification agreement entered into with, Mr. Petrillo is not complete and is qualified in its entirety by reference to the applicable stock option agreement or indemnification agreement attached hereto or incorporated herein by reference as an exhibit.

Item 9.01(c).  Exhibits

99.1 Letter dated January 17, 2005 from EasyLink Services Corporation to John Petrillo.
99.2 Form of Stock Option Agreement applicable to the options granted to John Petrillo on January 14, 2005.
99.3 Form of Indemnification Agreement for directors and officers entered into with John Petrillo.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2005

                      EASYLINK SERVICES CORPORATION


                      By: s/ Thomas Murawski
                          ------------------
                          Thomas Murawski, President and Chief Executive Officer


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                                INDEX TO EXHIBITS

Exhibit No.             Description

99.1 Letter dated January 17, 2005 from EasyLink Services Corporation to John Petrillo.

99.2 Form of Stock Option Agreement applicable to the options granted to John Petrillo on January 14, 2005.

99.3 Form of Indemnification Agreement for directors and officers entered into with John Petrillo (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q filed May 15, 2003)


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